UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 15, 2009 (May 14, 2009)
GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(Address of principal executive office)
(Registrant’s telephone number, including area code): (303) 483-0044
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On May 14, 2009 (the “Effective Date”), Gasco Energy, Inc. (the “Company”) and certain of its subsidiaries as guarantors, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), entered into the Third Amendment to Credit Agreement (the “Third Amendment”), amending that certain Credit Agreement, dated as of March 29, 2006 (as amended by the First and Second Amendments thereto, and as further amended by this Third Amendment, the “Credit Agreement”). Pursuant to the Third Amendment, the Credit Agreement was amended to, among other things: (i) increase the interest rate pricing grid; (ii) amend the definition of LIBO Rate to include a floor of 2.00%; (iii) increase the required collateral coverage and the title requirement relating thereto; (iv) require the Company to engage a financial consultant on or prior to May 29, 2009 and (v) permit the Company to monetize its commodity hedges as described below and use the proceeds to pay down outstanding borrowings under the Credit Agreement. The Third Amendment also added a special redetermination of the Company’s borrowing base on or around June 30, 2009, in addition to the regular redeterminations and special redeterminations available at the request of the Company or the Lenders.
     Furthermore, the Third Amendment involved a redetermination of the Company’s borrowing base, which was lowered to $35 million from $45 million. Because the amount borrowed exceeded the revised borrowing base by approximately $9 million, the Company was required to prepay the Credit Agreement by an amount equal to the deficiency. On May 7, 2009, the Company monetized selected oil and natural gas hedge contracts and the net proceeds of $8.5 million were used to repay a portion of the deficiency and the remainder was repaid with cash on hand. Concurrent with the monetization of the hedges, the Company re-hedged a portion of its production for the period June 2009 through March 2011. A revised schedule showing the Company’s derivative contracts after giving effect to the monetization of hedges and re-hedging is included in the table below.
Gasco 2009-2011 Swap Agreements

	Remaining			Floating Price
Agreement Type	Term	Quantity	Fixed Price (a)	Gasco Payer (a)
Swap*	6/09 — 12/09	6,500 MMBtu per day	$4.418 / MMBtu*	NW Rockies
Swap*	1/10 — 12/10	3,500 MMBtu per day	$4.418 / MMBtu*	NW Rockies
Swap	1/10 — 3/11	3,000 MMBtu per day	$4.825 / MMBtu	NW Rockies
Swap*	1/11 — 3/11	2,000 MMBtu per day	$4.418 / MMBtu*	NW Rockies

(a)	Northwest Pipeline Rocky Mountains — Inside FERC first-of-month index price

(*)	Each noted row includes information pertaining to a portion of a single natural gas derivative contract with declining volumes. The fixed price represents the volume weighted average price for the entire period June 2009 through March 2011.
     The interest rate pricing grid under the Credit Agreement was increased by an incremental 1.00% for Eurodollar based loans and by 1.25% for ABR priced loans. Interest on borrowings under the Credit Agreement accrues at variable interest rates at either a Eurodollar rate or an alternate base rate. The Eurodollar rate is calculated as LIBOR plus an applicable margin that varies from 2.50% (for periods in which the Company has utilized less than 50% of the borrowing base, currently $17.5 million) to 3.25% (for periods in which the Company has utilized at least 90% of the borrowing base). The alternate base rate is equal to the sum of (i) the greater of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.50% and (c) the Adjusted LIBO Rate for a one month interest period on such day plus 1.00% and (ii) an applicable margin that varies from 1.50% (for periods in which the Company has utilized less than 50% of the borrowing base) to 2.25% (for periods in which the Company has utilized at least 90% of the borrowing base). The Company elects the basis of the interest rate at the time of each borrowing under the Credit Agreement. However, under certain circumstances, the Lenders may require the Company to use the non-elected basis in the event that the elected basis does not adequately and fairly reflect the cost of making such loans.
     The Third Amendment revised the definition of LIBO Rate to include a floor of 2.00%. The Minimum Collateral Amount required under the Credit Agreement was set at 55% of the Engineered Value of Borrowing Base Properties for the 10-day period commencing on the Effective Date and is required to increase to 90% of the Engineered Value of Borrowing Base Properties thereafter. The related title requirement was also increased to require evidence of title to 80% of the applicable Minimum Collateral Amount percentage of the Engineered Value of Borrowing Base Properties.
     Finally, the Credit Agreement now requires the Company to retain a financial consultant acceptable to the Administrative Agent by May 29, 2009, for and until such time as the Administrative Agent consents to termination.
     The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     Readers are cautioned to carefully consider the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth under Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The information set forth under Item 1.01 hereof is incorporated by reference into this Item 2.04.

Item 7.01.	Regulation FD Disclosure.
     The Company issued a press release dated May 15, 2009 announcing that the entry into the Third Amendment, the redetermination of the borrowing base under the Credit Agreement in connection therewith, and the monetization of the oil and natural gas hedges, as well as updating certain operational and financial information about the Company. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
     In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits:
10.1	Third Amendment to the Credit Agreement, dated as of May 14, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release, dated May 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.
Date: May 15, 2009	By:	/s/ W. King Grant
		Name:	W. King Grant
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Third Amendment to the Credit Agreement, dated as of May 14, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release, dated May 15, 2009.